Exhibit 99.1


Frontier Communications
3 High Ridge Park
Stamford, CT 06905



             Frontier Communications Announces Convertible Notes of
            Commonwealth Telephone Enterprises to Become Convertible

Stamford, Conn., September 23, 2008 -- Frontier Communications Corporation (NYSE:FTR) today announced that the 3 1/4% Convertible Notes due 2023 and 2005 Series A 3 1/4% Convertible Notes due 2023 of its wholly-owned subsidiary, Commonwealth Telephone Enterprises, LLC (formerly known as Commonwealth Telephone Enterprises, Inc.), will become convertible during the fiscal quarter beginning on October 1, 2008 and ending on December 31, 2008. As of June 30, 2008 there were $8,537,000 of notes outstanding.


About Frontier Communications Corporation

Frontier Communications Corporation (NYSE: FTR) is one of the largest rural local exchange companies in the country. More information about the company may be found at http://www.frontieronline.com/investorrelations.
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Investor Relations Contact:
---------------------------
David Whitehouse
SVP, Treasurer
203.614.5708